Exhibit 99.1

Westar Energy Announces 1st Quarter 2015 Results.
TOPEKA, Kan., May 5, 2015 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $51 million, or $0.38 per share, for the first quarter 2015 compared with earnings of $69 million, or $0.53 per share, for the first quarter 2014.

Lower net income for the quarter, compared with last year, reflects milder weather which reduced both energy marketing margins and retail energy sales and a $6 million estimated refund obligation for transmission revenues. Lower expenses partially offset the lower revenues.

Earnings Guidance
The company lowered its 2015 earnings guidance to $2.18 to $2.33 per share. Updated guidance drivers have been posted under Supplemental Materials within the investor section of the company website at www.WestarEnergy.com.

Conference Call and Additional Company Information
Westar Energy management will host a conference call Wednesday, May 6 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the conference call by dialing 866-703-6104, participant code 31896774. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed first quarter financial information, the company's quarterly report on Form 10-Q for the period ended March 31, 2015 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements

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Westar Energy announces 1st quarter results

include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed May 5, 2015, (a) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 10 and 11; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Manager, corporate communications
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Bruce Burns
Director, investor relations
Phone: 785-575-8227
Bruce.Burns@westarenergy.com

WESTAR ENERGY NEWS RELEASE    Page 2 of 3

Westar Energy announces 1st quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended Mar. 31,
	2015	2014	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$181,294	$192,287	$(10,993)	(5.7)
Commercial	161,305	161,100	205	0.1
Industrial	96,479	94,495	1,984	2.1
Other retail	539	(8,523)	9,062	106.3
Total Retail Revenues	439,617	439,359	258	0.1
Wholesale	86,755	110,613	(23,858)	(21.6)
Transmission	58,585	61,466	(2,881)	(4.7)
Other	5,850	17,118	(11,268)	(65.8)
Total Revenues	590,807	628,556	(37,749)	(6.0)
OPERATING EXPENSES:
Fuel and purchased power	155,482	173,839	(18,357)	(10.6)
SPP network transmission costs	56,812	51,958	4,854	9.3
Operating and maintenance	85,080	91,790	(6,710)	(7.3)
Depreciation and amortization	74,586	70,110	4,476	6.4
Selling, general and administrative	55,418	56,486	(1,068)	(1.9)
Taxes other than income tax	37,871	34,832	3,039	8.7
Total Operating Expenses	465,249	479,015	(13,766)	(2.9)
INCOME FROM OPERATIONS	125,558	149,541	(23,983)	(16.0)
OTHER INCOME (EXPENSE):
Investment earnings	2,480	2,378	102	4.3
Other income	2,814	5,917	(3,103)	(52.4)
Other expense	(5,713)	(5,664)	(49)	(0.9)
Total Other (Expense) Income	(419)	2,631	(3,050)	(115.9)
Interest expense	44,298	46,241	(1,943)	(4.2)
INCOME BEFORE INCOME TAXES	80,841	105,931	(25,090)	(23.7)
Income tax expense	27,678	34,961	(7,283)	(20.8)
NET INCOME	53,163	70,970	(17,807)	(25.1)
Less: Net income attributable to noncontrolling interests	2,183	2,015	168	8.3
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$50,980	$68,955	$(17,975)	(26.1)
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$0.38	$0.53	$(0.15)	(28.3)
Diluted earnings per common share	$0.38	$0.52	$(0.14)	(26.9)
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	132,395	129,004	3,391	2.6
Diluted	135,540	131,269	4,271	3.3
DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.35	$0.01	2.9
Effective income tax rate	34.24%	33.00%

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